Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On February 3, 2025, Outbrain acquired Teads pursuant to the Share Purchase Agreement. The following unaudited pro forma condensed combined financial statements and related notes are derived from the historical consolidated financial statements of Outbrain and the historical financial statements of Teads, and give effect to the Acquisition, the Offering and the other related contemplated financing transactions (the “Financing”) on a pro forma basis as described herein.
The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and 2023 and the year ended December 31, 2023 have been prepared as if the Acquisition and the Financing had been completed on January 1, 2023, and the unaudited pro forma condensed combined balance sheet as of September 30, 2024 has been prepared as if the Acquisition and the Financing had been completed on September 30, 2024. The unaudited pro forma LTM consolidated statement of operations information has been derived as follows: (i) unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, less (ii) unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023, plus (iii) unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024.
The unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with:
•
The unaudited historical condensed consolidated financial statements and related notes of Outbrain in its Quarterly Report on Form 10-Q as of September 30, 2024 and for the periods ended September 30, 2024 and 2023, as filed with the SEC on November 7, 2024 (“Outbrain’s Third Quarter 2024 10-Q”);

•
The audited historical consolidated financial statements and related notes of Outbrain in its Annual Report on Form 10-K as of and for the year ended December 31, 2023, as filed with the SEC on March 8, 2024 (“Outbrain’s 2023 Annual Report”);

•
The unaudited historical condensed interim consolidated financial statements of Teads as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023, which are included in this offering memorandum; and

•
The audited historical consolidated financial statements of Teads as of December 31, 2023 and December 31, 2022 and for each of the three years in the period ended December 31, 2023, which are included in this offering memorandum.

The following unaudited pro forma condensed combined financial information and related notes has been prepared in accordance with Article 11 of Regulation S-X as amended by the Final Rule, Release No. 33-10786, to give effect to the following:
•
Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805 (“ASC 805”), Business Combinations, where certain assets and liabilities of Teads were recorded by Outbrain at their respective fair values as of the date the acquisition was completed;

•	Adjustments to conform the financial statement presentation of Teads to Outbrain, based upon a preliminary assessment by Outbrain;
•	Adjustments to reflect the following financing transactions and other adjustments:
○	Issuance of the Notes offered hereby in an aggregate principal amount of $625 million; and
○	Issuance of 43.75 million newly issued shares of Outbrain Common Stock;
•	Adjustments to reflect transaction costs in connection with the acquisition.
The historical financial statements of Outbrain have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and in its reporting currency of U.S. dollars. The historical financial statements of Teads have been prepared in accordance with IFRS, as issued by IASB, and in its reporting currency of U.S. dollars. Accordingly, the unaudited pro forma condensed combined financial statements reflect certain adjustments to Teads’ historical consolidated financial statements to align those financial statements with U.S. GAAP, based on Outbrain management’s preliminary analysis. In addition, certain items within Teads’ historical consolidated financial statements have been reclassified to align with Outbrain’s financial statement presentation.
As of the date of this offering memorandum, the Company has not completed the detailed valuation necessary to arrive at the final estimates of the fair value of Teads’ assets acquired and liabilities assumed, and the related allocation of the purchase price, nor has it identified all of the adjustments necessary to conform Teads’ accounting policies to those of Outbrain. Accordingly, the adjustments to the historical book values of assets and liabilities reflect the Company’s best estimates of the fair values, with the excess of the purchase price over the preliminary estimates of fair value recorded as goodwill. Actual results may differ once the Company has completed the detailed valuations necessary to finalize the purchase price allocation. The final calculation of consideration transferred could significantly differ from the amounts presented in the unaudited pro forma condensed combined financial statements due to movements in the value of the Company’s common stock and volatility, among other valuation inputs. Under applicable guidance, the Company is not required to finalize its acquisition accounting until all information is available, but no later than one year after the Acquisition is completed, and any subsequent adjustments made in connection with the finalization of the Company’s acquisition accounting may be material. There can be no assurance that such finalization will not result in material changes.
The pro forma condensed combined financial statements are unaudited, are presented for illustrative and informational purposes only, and are not necessarily indicative of the financial position or results of operations that would have occurred had the Acquisition and the Financing actually been completed as of the dates presented. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future consolidated financial position or operating results of the combined company. The unaudited pro forma condensed combined financial statements do not reflect any potential cost savings, operating efficiencies or synergies related to the Acquisition. The pro forma adjustments represent Outbrain management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable. For more information, please see the section titled “Risk Factors — Risks Related to the Combined Company After Closing of the Acquisition — Outbrain incurred significant transaction and integration-related costs in connection with the Acquisition and may not be able to integrate Teads successfully or manage the combined business effectively, and many of the anticipated synergies and other benefits of the Acquisition may not be realized or may not be realized within the expected time frame.”

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2024
(in thousands)

	Outbrain Historical	Teads Historical After Reclassifications (see Note 3)	GAAP & Policy Adjustments	Notes	Transaction Accounting and Financing Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$57,061	$64,597	$—		$(625,000)	5	$104,833
					608,175	7(a)
Short-term investments in marketable securities	73,467	—	—		—		73,467
Accounts receivable, net of allowances	157,542	210,267	—		(29)	6(a)	367,780
Prepaid expenses and other current assets	38,133	618,021	—		(593,584)	6(b)	62,570
Total current assets	326,203	892,885	—		(610,438)		608,650
Non-current assets:
Long-term investments in marketable securities	—	—	—		—		—
Property, equipment and capitalized software, net	43,934	4,287	21,198	4(a)	(20,957)	6(c)	48,462
Operating lease right-of-use assets, net	15,791	14,831	615	4(c)	(639)	6(d)	30,598
Intangible assets, net	17,834	21,692	(21,198)	4(a)	385,506	6(e)	403,834
Goodwill	63,063	37,013	—		395,047	6(f)	495,123
Deferred tax assets	42,166	11,383	—		29,595	6(j)	83,144
Other assets	21,140	2,596	—		104,825	6(k)	141,838
					14,084	7(a)
					(807)	7(b)
TOTAL ASSETS	$530,131	$984,687	$615		$296,216		$1,811,649

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$123,355	$121,229	$—		$(29)	6(a)	$244,555
Accrued compensation and benefits	18,721	20,833	—		—		39,554
Accrued and other current liabilities	124,053	37,671	(868)	4(c)	(673)	6(d)	193,595
					21,420	6(g)
					11,166	7(a)
					826	7(b)
Deferred revenue	6,598	2,894	—		—		9,492
Total current liabilities	272,727	182,627	(868)		32,710		487,196
Non-current liabilities:
Long-term debt	—	21	—		611,324	7(a)	611,345
Operating lease liabilities, non-current	12,634	12,363	(1,076)	4(c)	(389)	6(d)	23,532
Uncertain tax positions	5,327	—	—		99,825	6(k)	105,152
Deferred tax liabilities	3,459	1,484	650	4(c)	74,884	6(j)	80,477
Other liabilities	8,828	1,886	—		5,000	6(k)	15,714
TOTAL LIABILITIES	$302,975	$198,381	$(1,294)		$823,354		$1,323,416

Commitments and Contingencies

STOCKHOLDERS’ EQUITY:
Common stock	63	17,379	—		(17,379)	6(i)	107
					44	7(b)
Additional paid-in capital	480,440	99,178	—		(99,178)	6(i)	762,701
					283,894	7(b)
					(1,633)	7(b)
Treasury stock, at cost	(74,079)	—	—		—		(74,079)
Accumulated other comprehensive loss	(9,942)	(29,107)	—		29,107	6(i)	(9,942)
Accumulated deficit	(169,326)	698,856	1,909	4(c)	423	6(d)	(190,554)
					(21,420)	6(g)
					(700,765)	6(i)
					(231)	7(a)
TOTAL STOCKHOLDERS’ EQUITY:	227,156	786,306	1,909		(527,138)		488,233
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY:	$530,131	$984,687	$615		$296,216		$1,811,649

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2024
(in thousands, except share and per share data)

	Outbrain Historical	Teads Historical After Reclassifications (see Note 3)	GAAP & Policy Adjustments	Notes	Transaction Accounting and Financing Adjustments	Notes	Pro Forma Combined
Revenue	$655,289	$428,482	$—		$(107)	6(a)	$1,083,664
Cost of revenue:
Traffic acquisition costs	487,484	210,314	(48,575)	4(b)	(107)	6(a)	649,116
Other cost of revenue	31,765	31,398	8,539	4(a)	(8,539)	6(c)	75,570
					12,407	6(e)
Total cost of revenue	519,249	241,712	(40,036)		3,761		724,686
Gross profit	136,040	186,770	40,036		(3,868)		358,978
Operating expenses:
Research and development	27,646	28,781	(8,539)	4(a)	(5,629)	6(h)	42,294
			35	4(c)
Sales and marketing	71,762	85,554	48,575	4(b)	22,317	6(e)	219,365
			309	4(c)	(10,402)	6(h)
					1,250	6(k)
General and administrative	51,805	41,987	44	4(c)	(12,058)	6(h)	83,824
			2,046	4(d)
Total operating expenses	151,213	156,322	42,470		(4,522)		345,483
(Loss) income from operations	(15,173)	30,448	(2,434)		654		13,495
Other income (expense), net:
Gain on convertible debt	8,782	—	—		—		8,782
Interest expense	(2,950)	(1,060)	813	4(c)	(49,615)	7(a)	(52,812)
Interest income and other income, net	7,687	12,431	2,046	4(d)	(18,423)	6(b)	3,741
Total other income (expense), net	13,519	11,371	2,859		(68,038)		(40,289)
(Loss) income before income taxes	(1,654)	41,819	425		(67,384)		(26,794)
(Benefit) provision for income taxes	(1,110)	22,113	108	4(c)	(23,485)	6(j)	(11)
					2,363	6(k)
Net (loss) income	$(544)	$19,706	$317		$(46,262)		$(26,783)

Weighted average common shares outstanding (Note 8):
Basic	49,171,414				43,750,000		92,921,414
Diluted	53,701,925				43,750,000		97,451,925
Net loss per common share (Note 8):
Basic	$(0.01)						$(0.29)
Diluted	$(0.10)						$(0.32)

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2023
(In thousands, except for share and per share data)

	Outbrain Inc. Historical	Teads Historical after Reclassifications (see Note 3)	GAAP & Policy Adjustments	Note	Transaction Accounting and Financing Adjustments	Note	Pro Forma Combined
Revenue	$687,589	$430,419	$—		$(106)	6(a)	$1,117,902
Cost of revenue:
Traffic acquisition costs	524,024	197,993	(45,792)	4(b)	(106)	6(a)	676,119
Other cost of revenue	31,999	31,241	7,473	4(a)	(7,473)	6(c)	75,647
					12,407	6(e)
Total cost of revenue	556,023	229,234	(38,319)		4,828		751,766
Gross profit	131,566	201,185	38,319		(4,934)		366,136
Operating expenses:
Research and development	28,033	17,314	(6,046)	4(a)	—		39,344
			43	4(c)
Sales and marketing	73,116	79,048	45,792	4(b)	22,317	6(e)	221,902
			379	4(c)	1,250	6(k)
General and administrative	44,766	29,192	(1,427)	4(a)	21,420	6(g)	94,417
			54	4(c)
			412	4(d)
Total operating expenses	145,915	125,554	39,207		44,987		355,663
(Loss) income from operations	(14,349)	75,631	(888)		(49,921)		10,473
Other income (expense), net:
Gain on convertible debt	22,594	—	—		—		22,594
Interest expense	(4,428)	(821)	656	4(c)	(61,989)	7(a)	(66,582)
Interest income and other income (expense), net	5,733	11,259	412	4(d)	(14,172)	6(b)	3,232
Total other income (expense), net	23,899	10,438	1,068		(76,161)		(40,756)
Income (loss) before income taxes	9,550	86,069	180		(126,082)		(30,283)
Provision (benefit) for income taxes	3,365	23,485	46	4(c)	(26,591)	6(j)	2,668
					2,363	6(k)
Net income (loss)	$6,185	$62,584	$134		$(101,854)		$(32,951)

Weighted average shares outstanding (Note 8):
Basic	51,178,127				43,750,000		94,928,127
Diluted	57,696,222				43,750,000		101,446,222
Net income (loss) per common share (Note 8):
Basic	$0.12						$(0.35)
Diluted	$(0.15)						$(0.47)

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2023
(in thousands, except share and per share data)

	Outbrain Historical	Teads Historical After Reclassifications (see Note 3)	GAAP & Policy Adjustments	Notes	Transaction Accounting and Financing Adjustments	Notes	Pro Forma Combined
Revenue	$935,818	$649,812	$—		$(171)	6(a)	$1,585,459
Cost of revenue:
Traffic acquisition costs	708,449	286,086	(62,830)	4(b)	(171)	6(a)	931,534
Other cost of revenue	42,571	42,549	10,295	4(a)	(10,295)	6(c)	101,663
					16,543	6(e)
Total cost of revenue	751,020	328,635	(52,535)		6,077		1,033,197
Gross profit	184,798	321,177	52,535		(6,248)		552,262
Operating expenses:
Research and development	36,402	31,181	(10,295)	4(a)	(3,596)	6(h)	53,751
			59	4(c)
Sales and marketing	98,370	108,534	62,830	4(b)	29,756	6(e)	295,032
			520	4(c)	(6,645)	6(h)
					1,667	6(k)
General and administrative	58,665	47,073	74	4(c)	21,420	6(g)	121,946
			2,416	4(d)	(7,702)	6(h)
Total operating expenses	193,437	186,788	55,604		34,900		470,729
(Loss) income from operations	(8,639)	134,389	(3,069)		(41,148)		81,533
Other income (expense), net:
Gain on convertible debt	22,594	—	—		—		22,594
Interest expense	(5,393)	(929)	891	4(c)	(78,527)	7(a)	(83,958)
Interest income and other income (expense), net	7,793	4,549	2,416	4(d)	(14,909)	6(b)	(151)
Total other income (expense), net	24,994	3,620	3,307		(93,436)		(61,515)
Income (loss) before provision for income taxes	16,355	138,009	238		(134,584)		20,018
Provision (benefit) for income taxes	6,113	42,186	60	4(c)	(33,075)	6(j)	18,434
					3,150	6(k)
Net income (loss)	$10,242	$95,823	$178		$(104,659)		$1,584

Weighted average common shares outstanding (Note 8):
Basic	50,900,422				43,750,000		94,650,422
Diluted	56,965,299				43,750,000		100,715,299
Net income (loss) per common share (Note 8):
Basic	$0.20						$0.02
Diluted	$(0.06)						$(0.12)

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the LTM Period Ended September 30, 2024
(in thousands, except share and per share data)

	(1)	(2)	(3)	(4) = (1)+(2)-(3)

	Year Ended December 31, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	LTM Period Ended September 30, 2024
Revenue	$1,585,459	$1,083,664	$1,117,902	$1,551,221
Cost of revenue:
Traffic acquisition costs	931,534	649,116	676,119	904,531
Other cost of revenue	101,663	75,570	75,647	101,586
Total cost of revenue	1,033,197	724,686	751,766	1,006,117
Gross profit	552,262	358,978	366,136	545,104
Operating expenses:
Research and development	53,751	42,294	39,344	56,701
Sales and marketing	295,032	219,365	221,902	292,495
General and administrative	121,946	83,824	94,417	111,353
Total operating expenses	470,729	345,483	355,663	460,549
Income from operations	81,533	13,495	10,473	84,555
Other income (expense), net:
Gain on convertible debt	22,594	8,782	22,594	8,782
Interest expense	(83,958)	(52,812)	(66,582)	(70,188)
Interest income and other income (expense), net	(151)	3,741	3,232	358
Total other expense, net	(61,515)	(40,289)	(40,756)	(61,048)
Income (loss) before provision for income taxes	20,018	(26,794)	(30,283)	23,507
Provision (benefit) for income taxes	18,434	(11)	2,668	15,755

Net income (loss)	$1,584	$(26,783)	$(32,951)	$7,752

Weighted average common shares outstanding (Note 8):
Basic	94,650,422	92,921,414	94,928,127	93,148,887
Diluted	100,715,299	97,451,925	101,446,222	97,975,207
Net income (loss) per common share (Note 8):
Basic	$0.02	$(0.29)	$(0.35)	$0.08
Diluted	$(0.12)	$(0.32)	$(0.47)	$0.03

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

1. Description of the Acquisition and the Financing
On August 1, 2024, Outbrain entered into the Share Purchase Agreement with Teads and Altice Teads to acquire, directly and via certain of its subsidiaries, all of the issued and outstanding equity interests of Teads from Altice Teads (the “Acquisition”). The Acquisition closed on February 3, 2025 (the “Acquisition Closing Date”).
The consideration paid on the Acquisition Closing Date consisted of: (1) a cash payment of $625 million, subject to certain customary adjustments as set forth in the Agreement and (2) 43.75 million newly issued shares of Outbrain Common Stock, par value $0.001 (the “Common Stock Consideration”).
In connection with the Acquisition, on February 3, 2025, Outbrain and the Issuer, as borrowers, entered into a New Credit Agreement, establishing a New Revolving Credit Facility with aggregate commitments of $100.0 million, including a letter of credit sub-limit of $10.0 million and a swingline sub-limit of $20.0 million. The New Credit Agreement also established a Bridge Facility with aggregate commitments of $625.0 million.
On the Acquisition Closing Date, the Bridge Facility was drawn in full to fund the cash portion of the Total Consideration. The proceeds from the Offering will be used, together with cash on hand, to (i) repay in full and cancel the indebtedness incurred under the Bridge Facility, including accrued and unpaid interest thereon and (ii) pay fees and expenses incurred in connection with the Offering and the Bridge Facility Refinancing.
2. Basis of Presentation
The Company and Teads both operate on a calendar year-end basis. The unaudited pro forma condensed combined financial statements have been derived from (i) the unaudited historical condensed consolidated financial statements of Outbrain in its Quarterly Report on Form 10-Q as of September 30, 2024 and for the periods ended September 30, 2024 and 2023, as filed with the SEC on November 7, 2024, (ii) the audited historical consolidated financial statements of Outbrain in its Annual Report on Form 10-K as of and for the year ended December 31, 2023, as filed with the SEC on March 8, 2024, (iii) the unaudited historical interim condensed consolidated financial statements of Teads as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023, which are included in this offering memorandum, and (iv) the audited historical consolidated financial statements of Teads as of December 31, 2023 and December 31, 2022 and for each of the three years in the period ended December 31, 2023, which are included in this offering memorandum. All historical financial statements have been prepared in U.S. dollars.
The unaudited pro forma condensed combined financial statements show the impact of the Acquisition on the financial statements under the acquisition method of accounting, in accordance with ASC 805, Business Combinations, with Outbrain treated as the accounting acquirer of Teads.
The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effects of the Acquisition and the Financing and certain other adjustments. The final determination of the consideration transferred and acquisition accounting will be based on the fair values of the Teads assets acquired and liabilities assumed on the Acquisition Closing Date and using the fair value concepts defined in ASC 820, Fair Value Measurements. The Company is not required to finalize its acquisition accounting until all information is available, but no later than one year after the Acquisition is completed, and any subsequent adjustments made in connection with the finalization of the Company’s acquisition accounting may be material. There can be no assurance that such finalization will not result in material changes.
The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and 2023 and the year ended December 31, 2023 have been prepared as if the Acquisition and the Financing had been completed on January 1, 2023, and the unaudited pro forma condensed combined balance sheet as of September 30, 2024 has been prepared as if the Acquisition and the Financing had been completed on September 30, 2024. The unaudited pro forma LTM consolidated statement of operations information has been derived as follows: (i) unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, less (ii) unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023, plus (iii) unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024.
The accounting policies of Teads under IFRS as issued by the IASB, which are described in Note 2 to Teads’ historical consolidated financial statements included in this offering memorandum, are not expected to be significantly different from U.S. GAAP, except for those adjustments discussed further in Note 4 below. Although the adjustments to Teads’ historical financial statements represent the currently known material adjustments to conform to U.S. GAAP, the accompanying unaudited pro forma IFRS to U.S. GAAP adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed. In addition, the accounting policies of Outbrain may vary materially from those of Teads outside of differences between U.S. GAAP and IFRS. During the preparation of the unaudited pro forma condensed combined financial statements, certain conforming adjustments were made based on the initial analysis of the differences in accounting policies. The Company is in the process of evaluating Teads’ accounting policies, and as a result of that review, additional differences may be identified that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.
3. Reclassifications of Teads’ Historical Financial Information
Certain reclassifications have been made to Teads’ historical balance sheet to conform to Outbrain’s balance sheet presentation, as follows:

		As of September 30, 2024
Teads Historical Consolidated Balance Sheet Line Items	Outbrain Historical Consolidated Balance Sheet Line Items	Teads Before Reclassifications	Reclassification Adjustments	Notes	Teads After Reclassifications
		(in thousands)
ASSETS	ASSETS
Cash and cash equivalents	Cash and cash equivalents	$64,597	$—		$64,597
Trade receivables	Accounts receivable, net of allowances	210,267	—		210,267
Financial assets (current)		574,158	(574,158)	(a)	—
Other receivables	Prepaid expenses and other current assets	43,863	574,158	(a)	618,021
Property, plant and equipment	Property, equipment and capitalized software, net	4,287	—		4,287
Right-of-use assets	Operating lease right-of-use assets, net	14,831	—		14,831
Intangible assets	Intangible assets, net	21,692	—		21,692
Goodwill	Goodwill	37,013	—		37,013
Deferred tax assets	Deferred tax assets	11,383	—		11,383
Financial assets (non-current)	Other assets	2,596	—		2,596
Total assets	Total assets	$984,687	$—		$984,687
EQUITY AND LIABILITIES	LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade and other payables	Accounts payable	$121,229	$—		$121,229
	Accrued compensation and benefits	—	20,833	(b)	$20,833
Short-term borrowings		16,855	(16,855)	(c)	—
Lease liabilities		5,450	(5,450)	(c)	—
Current tax liabilities		2,653	(2,653)	(c)	—
Contract liabilities	Deferred revenue	2,871	23	(c)	2,894
Other current liabilities	Accrued and other current liabilities	33,569	4,102	(b),(c)	37,671
Long term borrowings	Long-term debt	21	—		21
Lease liabilities	Operating lease liabilities, non-current	12,363	—		12,363
Non-current provisions		1,882	(1,882)	(d)	—
Deferred tax liabilities		1,484	—		1,484
Other non-current liabilities	Other liabilities	4	1,882	(d)	1,886
	Total liabilities	198,381	—		198,381
Share capital	Common stock	17,379	—		17,379
Share premium	Additional paid-in capital	99,178	—		99,178
Reserves	Accumulated other comprehensive income	(29,107)	—		(29,107)
Retained earnings	Accumulated retained earnings (deficit)	698,856	—		698,856
Total equity	Total stockholders’ equity	$786,306	$—		$786,306
Total equity and liabilities	Total liabilities and stockholders’ equity	$984,687	$—		$984,687

(a)	Reclassifications of financial assets to prepaid expenses and other current assets to conform to Outbrain’s presentation.
(b)	Reclassification to separately break out accrued compensation and benefits from other current liabilities to conform to Outbrain’s presentation.
(c)
Reclassifications to condense the presentation of certain Teads’ historical financial statement line items within current liabilities to be included in accrued and other current liabilities, consistent with Outbrain’s presentation.

(d)	Reclassifications to condense the presentation of certain Teads’ historical balance sheet line items within non-current liabilities to be included in other liabilities.
Certain reclassifications have been made to Teads’ historical statements of operations to conform to Outbrain’s presentation, as follows:

		For the Nine Months Ended September 30, 2024
Teads Historical Consolidated Statement of Operations Line Items	Outbrain Historical Consolidated Statement of Operations Line Items	Teads Before Reclassifications	Reclassification Adjustments	Notes	Teads After Reclassifications
		(in thousands)
Revenue	Revenue	$428,482	$—		$428,482
	Cost of revenue:
Cost of revenue	Traffic acquisition costs	241,712	(31,398)	(a)	210,314
	Other cost of revenue		31,398	(a)	31,398
	Total cost of revenue				241,712
	Gross profit				186,770
	Operating expenses:
Technology and development expenses	Research and development	28,781	—		28,781
Sales and marketing expenses	Sales and marketing	85,554	—		85,554
General and administrative expenses	General and administrative	41,987	—		41,987
	Total operating expenses				156,322
Profit from operations	Income from operations	30,448	—		30,448
	Other income (expense), net:
Finance costs	Interest expense	(1,060)	—		(1,060)
Other financial income and (expenses)	Interest income and other income (expense), net	12,431	—		12,431
	Total other income (expense), net				11,371
Profit before tax	Income before income taxes	41,819	—		41,819
Income tax expense	Provision for income taxes	22,113	—		22,113
Profit for the period	Net income	$19,706	$—		$19,706
(a)	Reclassification to separately break out Teads’ cost of revenue between traffic acquisition costs and other cost of revenue, consistent with Outbrain’s presentation.

		For the Nine Months Ended September 30, 2023
Teads Historical Consolidated Statement of Operations Line Items	Outbrain Historical Consolidated Statement of Operations Line Items	Teads Before Reclassifications	Reclassification Adjustments	Notes	Teads After Reclassifications
		(in thousands)
Revenue	Revenue	$430,419	$—		$430,419
	Cost of revenue:
Cost of revenue	Traffic acquisition costs	229,234	(31,241)	(a)	197,993
	Other cost of revenue		31,241	(a)	31,241
	Total cost of revenue				229,234
	Gross profit				201,185
	Operating expenses:
Technology and development expenses	Research and development	17,314	—		17,314
Sales and marketing expenses	Sales and marketing	79,048	—		79,048
General and administrative expenses	General and administrative	29,192	—		29,192
	Total operating expenses				125,554
Profit from operations	Income from operations	75,631	—		75,631
	Other income (expense), net:
Finance costs	Interest expense	(821)	—		(821)
Other financial income and (expenses)	Interest income and other income (expense), net	11,259	—		11,259
	Total other income (expense), net				10,438
Profit before tax	Income before income taxes	86,069	—		86,069
Income tax expense	Provision for income taxes	23,485	—		23,485
Profit for the period	Net income	$62,584	$—		$62,584

(a)	Reclassification to separately break out Teads’ cost of revenue between traffic acquisition costs and other cost of revenue, consistent with Outbrain’s presentation.

		For the Year Ended December 31, 2023
Teads Historical Consolidated Statement of Operations Line Items	Outbrain Historical Consolidated Statement of Operations Line Items	Teads Before Reclassifications	Reclassification Adjustments	Notes	Teads After Reclassifications
		(in thousands)
Revenue	Revenue	$649,812	$—		$649,812
	Cost of revenue:
Cost of revenue	Traffic acquisition costs	328,635	(42,549)	(a)	286,086
	Other cost of revenue		42,549	(a)	42,549
	Total cost of revenue				328,635
	Gross profit				321,177
	Operating expenses:
Technology and development expenses	Research and development	31,181	—		31,181
Sales and marketing expenses	Sales and marketing	108,534	—		108,534
General and administrative expenses	General and administrative	47,073	—		47,073
	Total operating expenses				186,788
Profit from operations	Income from operations	134,389	—		134,389
	Other income (expense), net:
Finance costs	Interest expense	(929)	—		(929)
Other financial income and (expenses)	Interest income and other income (expense), net	4,549	—		4,549
	Total other income (expense), net				3,620
Profit before tax	Income before income taxes	138,009	—		138,009
Income tax expense	Provision for income taxes	42,186	—		42,186
Profit for the year	Net income	$95,823	$—		$95,823

(a)	Reclassifications to separately break out Teads’ cost of revenue between traffic acquisition costs and other cost of revenue, consistent with Outbrain’s presentation.
4. IFRS to U.S. GAAP and Accounting Policy Adjustments
Teads’ historical consolidated financial statements have been prepared in accordance with IFRS, which differs in certain respects from U.S. GAAP. The unaudited pro forma condensed combined financial statements include the statement of operations of Teads from the audited historical consolidated financial statements for the year ended December 31, 2023, the statement of operations of Teads from the historical unaudited condensed interim consolidated financial statements for the nine months ended September 30, 2024 and 2023, and the balance sheet of Teads from the historical unaudited condensed interim consolidated financial statements as of September 30, 2024, in each case prepared in accordance with IFRS as issued by the IASB.
The historical figures have been adjusted to reflect Teads’ consolidated statements of operations and balance sheet on a U.S. GAAP basis for the preparation of the unaudited pro forma condensed combined financial statements herein.
The following adjustments have been made to Teads’ historical financial statements to present them on a U.S. GAAP basis and conform them to the Company’s accounting policies for the purposes of the unaudited pro forma condensed combined financial statements:
(a)
to reclassify $21.0 million of capitalized software and $0.2 million of leasehold improvements, which are classified within intangible assets on Teads’ balance sheet under IFRS, to property and equipment and capitalized software, net, to conform to Outbrain’s accounting policy of presenting these items within fixed assets, as permitted by U.S. GAAP. The related capital software amortization expenses have been reclassified from operating expenses to other cost of revenue, in accordance with U.S. GAAP;

(b)	to present certain allocated compensation-related costs within sales and marketing operating expenses rather than cost of revenue, in accordance with Outbrain’s accounting policies;
(c)
Under IFRS, lessees account for all leases as finance leases, with the associated lease expenses recorded within interest expense and depreciation expense. Under U.S. GAAP, Teads’ leases, which were analyzed under Accounting Standards Codification Topic 842, “Leases”, would be classified as operating leases with lease expense recognized on a straight-line basis as part of operating expenses. Accordingly, the below adjustments were reflected to derecognize the lease assets and liabilities recorded for Teads’ finance leases in accordance with IFRS and recognize the corresponding operating lease assets and liabilities in accordance with U.S. GAAP in the unaudited pro forma condensed combined balance sheet:

	September 30, 2024
	Teads Finance Leases under IFRS	Teads Operating Leases Under U.S. GAAP	Adjustment
	(in thousands)
Operating lease right-of-use assets, net	$14,831	$15,446	$615
Accrued and other current liabilities	5,450	4,582	(868)
Operating lease liabilities, non-current	12,363	11,287	(1,076)
Net adjustment	$(2,982)	$(423)	$2,559

In the unaudited pro forma condensed combined statement of operations, Teads’ interest expense for lease liabilities classified as finance leases was removed and the allocated operating expenses were adjusted for the differences between the departmental expenses recognized under IFRS to the amounts to be recognized under U.S. GAAP, as summarized below:

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023			Year Ended December 31, 2023
	Teads Finance Leases under IFRS	Teads Operating Leases Under U.S. GAAP	Difference	Teads Finance Leases under IFRS	Teads Operating Leases Under U.S. GAAP	Difference	Teads Finance Leases under IFRS	Teads Operating Leases Under U.S. GAAP	Difference
	(in thousands)
Interest expense - finance leases	813	—	(813)	656	—	(656)	891	—	(891)
Operating expenses - finance lease depreciation	$4,116	$—	$(4,116)	$3,899	$—	$(3,899)	$5,256	$—	$(5,256)
Operating expenses - fixed lease costs	—	4,504	4,504	—	4,375	4,375	—	5,909	5,909
	$4,116	$4,504	$388	$3,899	$4,375	$476	$5,256	$5,909	$653
Research and development			$35			$43			$59
Sales and marketing			$309			$379			$520
General and administrative			$44			$54			$74
			$388			$476			$653

The tax effects of the above adjustments were calculated using a blended U.S. federal and state tax rate and statutory rates of the respective foreign jurisdictions in which Teads operates; and

(d)	to present bank charges within general and administrative expenses, in accordance with U.S. GAAP, rather than within finance costs under IFRS.
We continue to perform a detailed review of Teads’ historical financial statements prepared under IFRS, as issued by IASB. As a result of that review, the Company may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.
5. Preliminary Purchase Price Allocation
The aggregate purchase price paid by the Company to acquire Teads was comprised of (i) a cash payment of $625 million and (ii) 43.75 million newly issued shares of Outbrain Common Stock. The aggregate purchase price paid by the Company to acquire Teads was approximately $0.9 billion.
From and after closing, Altice Teads agreed to indemnify Outbrain and its affiliates for certain losses that may be incurred by them. For further information about an indemnity related to tax matters and the effect on these unaudited pro forma condensed combined financial statements, refer to 6(k) below.
The following summarizes the preliminary calculation of consideration transferred. The final calculation of consideration transferred is subject to future adjustments, including changes in the fair value of equity consideration:

Amount (in thousands)
Cash consideration	$625,000
Common Stock(1)	283,938
Preliminary Aggregate Purchase Consideration	$908,938

(1)
Represents a preliminary value of 43.75 million shares of Outbrain Common Stock based on the closing stock price as of January 22, 2025 of $6.49 per share. The actual value of the stock consideration will change based on fluctuations in the value of Outbrain Common Stock on the closing date of the Acquisition.

Under the acquisition method of accounting, the estimated purchase price, calculated as described above, is allocated to the identifiable assets acquired and the identifiable liabilities assumed with any excess being allocated to goodwill.
The allocation of the purchase price is preliminary, and the final determination will be based on the fair values of assets acquired and liabilities assumed, including the fair values of identifiable intangible assets and the fair values of liabilities assumed on the date the Acquisition was consummated. The purchase price allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the preliminary purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are conducted at and following the completion of the Acquisition. The final valuations could differ materially from the preliminary valuations presented below and, as such, no assurances can be provided regarding the preliminary purchase price allocation.
The preliminary purchase price allocation was estimated based on Teads’ historical financial statements reflecting IFRS to U.S. GAAP and accounting policy adjustments for pro forma purposes. The following tables summarize the preliminary purchase price allocation to the identifiable assets acquired and liabilities assumed of Teads as well as the identifiable intangible assets recognized as part of the Acquisition (in thousands):

As of September 30, 2024
(in thousands)
Purchase consideration	$908,938
Amounts of identifiable assets acquired and liabilities assumed
Book value of Teads’ net assets (1)	$788,215
Less:
Elimination of intercompany transactions with Altice Teads	(593,584)
Elimination of historical goodwill	(37,013)
Elimination of historical capitalized software	(20,957)
Elimination of historical intangible assets	(494)
Add:
Preliminary value of identifiable intangible assets	386,000

As of September 30, 2024
(in thousands)
Deferred tax impact of identifiable intangible assets	(45,289)
Preliminary estimate of fair value of identifiable net assets acquired	$476,878
Preliminary estimate of goodwill	$432,060

(1)
The book value of Teads’ net assets reflects preliminary IFRS to U.S. GAAP and accounting policy adjustments. The final goodwill amount that will be recorded in connection with the Acquisition is subject to change due to changes in the book value of Teads’ assets and liabilities at acquisition.

For purposes of determining the consideration transferred, the closing price of Outbrain Common Stock from January 22, 2025 has been utilized. An increase or decrease of 10% in the closing price of the Common Stock would increase or decrease the total consideration by $28.4 million, which would result in a corresponding increase or decrease to goodwill in the unaudited pro forma condensed combined financial statements.
See Note 6 for the preliminary fair value of the identifiable intangible assets.
6. Transaction Accounting Adjustments
The preliminary pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
(a)
Reflects the elimination of Teads’ historical intercompany balances with Outbrain, which will be eliminated in consolidation of the combined company, as well as the related revenue and traffic acquisition costs.

(b)
Reflects the elimination of Teads’ intercompany balances with Altice Teads, which was required to be settled prior to the consummation of the Acquisition through a series of intercompany movements and distributions. The unaudited pro forma condensed combined balance sheet reflects the eliminations of $19.5 million interest receivable within prepaid expenses and other current assets and intercompany loans receivable of $574.1 million, net of provision for credit losses, within prepaid expenses and other current assets. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024, the nine months ended September 30, 2023 and the year ended December 31, 2023 reflect the elimination of net income of $18.4 million, $14.2 million, and $14.9 million, respectively, from interest income and other income (expense), net. These adjustments eliminate the impacts of the interest income, as well as the provision for credit losses on the intercompany loans.

(c)
Reflects an adjustment to eliminate the $21.0 million balance of Teads’ capitalized software included in its consolidated balance sheet as of September 30, 2024, as well to eliminate the related amortization expense of $8.5 million, $7.5 million and $10.3 million for the nine months ended September 30, 2024, the nine months ended September 30, 2023 and the year ended December 31, 2023, respectively, as it is included in the preliminary fair value of the technology intangible asset in (e) below.

(d)
Reflects the re-measurement of Teads’ lease portfolio as of September 30, 2024, updated for discount rates as of such date. The Company also reflected the impact of the practical expedient that it adopted at the Acquisition Closing, whereby it will not recognize right-of-use operating lease assets and liabilities for leases with a remaining lease term of twelve months or less. As a result of this re-measurement, operating lease right of use assets, net declined by $0.6 million, accrued and other current liabilities declined by $0.7 million and operating lease liabilities, non-current declined by $0.4 million. The statements of operations impact of this re-measurement was not material for the nine months ended September 30, 2024, the nine months ended September 30, 2023 or the year ended December 31, 2023.

(e)
Reflects the net increase in intangible assets based on a preliminary estimated fair value, partially offset by an elimination of historical intangible assets. The preliminary estimated fair value is allocated to intangible assets primarily consisting of customer relationships, publisher relationships, technology and a trade name. The estimated fair values and useful lives of identifiable intangible assets are preliminary and have been performed based on publicly available benchmarking information given the limited time available to perform a full valuation study and limitations of information for the valuation study at this time. The amount that will ultimately be allocated to identifiable intangible assets and the related amount of amortization, may differ materially from this preliminary allocation. Any change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill. A hypothetical 10% change in the valuation of intangible assets would result in a change to annual amortization expense of approximately $4.6 million.
These estimated useful lives are preliminary and were determined based on our review of the time period over which economic benefit is estimated to be generated and other factors, including Outbrain management’s view based on historical experience with similar assets and market-based analysis.

				Estimated Amortization
	Teads Historical Amounts After Reclassifications, net	Estimated Fair Value	Increase/ Decrease	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	Year Ended December 31, 2023	Estimated Weighted Average Useful Life (Years)
	(dollars in thousands)
Publishers(2)	$—	$57,900	$57,900	$4,343	$4,343	$5,790	10
Customers(2)	326	173,700	173,374	14,475	14,475	19,300	9
Technology(1)	—	115,800	115,800	12,407	12,407	16,543	7
Trade name(2)	—	38,600	38,600	3,619	3,619	4,825	8
Other intangible assets	168	—	(168)	—	—	—
Total estimated intangible assets	$494	$386,000	$385,506	$34,844	$34,844	$46,458
Less: elimination of historical amortization(2)				120	120	159
Total increase in amortization of intangible assets				$34,724	$34,724	$46,299
(1)	Amortization expense is recorded within cost of revenue.
(2)
Amortization expense is recorded within sales and marketing expenses within operating expenses. This amount excludes the amortization of capitalized software, which is separately eliminated in (c) above.

(f)
Reflects the adjustment to eliminate Teads’ historical goodwill and record the preliminary estimate of goodwill related to the Acquisition, which is calculated as the difference between the fair value of the consideration transferred and the estimated fair values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The goodwill amount is subject to change due to various factors, including the fair values of assets and liabilities at acquisition date and foreign exchange currency impacts.

As of September 30, 2024
(in thousands)
Preliminary estimate of goodwill	$432,060
Teads’ historical goodwill	(37,013)
Adjustment to goodwill	$395,047
(g)
Total transaction-related costs are estimated at approximately $30.0 million, $8.6 million of which has been reflected within general and administrative expenses in the Company’s historical consolidated statement of operations for the nine months ended September 30, 2024. The remainder of transaction costs of $21.4 million has been reflected as an adjustment to accounts payable in the unaudited pro forma condensed combined balance sheet as of September 30, 2024, as well as an adjustment to general and administrative expenses in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and the year ended December 31, 2023.

(h)
Reflects the elimination of stock-based compensation expense for the PSAR Plan, as the related awards were cancelled prior to the Acquisition Closing and the holders will not receive any cash compensation or replacement awards. This plan was adopted in October 2023, therefore, there was no expense recognized during the nine months ended September 30, 2023.

	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
	(in thousands)
Sales and marketing	$10,402	$6,645
Research and development	5,629	3,596
General and administrative	12,058	7,702
Total stock-based compensation expense	$28,089	$17,943
(i)	Reflects the elimination of Teads’ historical equity accounts;

September 30, 2024
(in thousands)
Common stock	$17,379
Additional paid-in capital	99,178
Accumulated other comprehensive loss	(29,107)
Accumulated deficit	700,765
Total stockholders’ equity	$788,215

(j)
Represents the tax effect of the above adjustments using a blended U.S. federal and state tax rate and statutory tax rates of the respective foreign jurisdictions in which Teads operates and reflects any anticipated changes to the tax filing statuses of the acquired entities. The statutory tax rates range from 9% to 35%, which are in effect as of the pro forma balance sheet date. The actual effective tax rate could be materially different (either higher or lower) from the rate presented in the unaudited pro forma condensed combined financial information. These assumptions could change depending on post-acquisition activities, the geographical mix of income, changes in tax law, as well as the final determination of the fair value of the identifiable intangible assets and liabilities.

(k)
Represents adjustments to increase uncertain tax positions by $99.8 million and to increase tax contingencies by $5.0 million, with an offsetting increase to other assets of $104.8 million relating to an indemnification provided by the Share Purchase Agreement. The corresponding tax effects have been reflected within the provision for income taxes and sales and marketing expenses in the unaudited pro forma condensed combined statements of operations.

Actual adjustments may differ materially based on the final determination of fair value and are subject to change.
7. Financing Adjustments
The unaudited pro-forma condensed combined financial statements have been adjusted to record the effects of incurring new indebtedness to finance the Acquisition. In connection with the Acquisition on February 3, 2025, Outbrain, as the initial borrower, entered into the New Credit Agreement, establishing the New Revolving Credit Facility with aggregate commitments of $100 million and (ii) the Bridge Facility in an aggregate principal amount of 625 million. We funded the cash consideration of the Acquisition with the Bridge Facility. The proceeds from the Offering will be used, together with cash on hand, to (i) repay in full and cancel the indebtedness incurred under the Bridge Facility, including accrued and unpaid interest thereon and (ii) pay fees and expenses incurred in connection with the Offering and the Bridge Facility Refinancing.
The unaudited pro forma condensed combined balance sheet assumes that $625 million aggregate principal amount of Notes are issued on September 30, 2024 and the unaudited pro forma condensed combined statements of operations assume that the Notes are issued on January 1, 2023.

(a) Debt Financing
The following debt financing adjustments were made in the unaudited pro forma condensed combined balance sheet and statements of operations:

	Balance Sheet			Statement of Operations Adjustments
(in thousands)	Recorded on Balance Sheet at September 30, 2024	Adjustment As of September 30, 2024	Total Amount	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	Year Ended December 31, 2023
Long-term debt(1)	$—	$625,000	$625,000	$46,875	$46,875	$62,500
Deferred issuance costs	(526)	(13,150)	(13,676)	$2,051	$2,051	$2,735
Total long-term debt	$(526)(2)	$611,850(3)	$611,324(4)

	Balance Sheet			Statement of Operations Adjustments
(in thousands)	Recorded on Balance Sheet at September 30, 2024	Adjustment As of September 30, 2024	Total Amount	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	Year Ended December 31, 2023
Deferred issuance costs - New Revolving Credit Facility	$110	$3,675(5)	$3,785	$568	$568	$757
Deferred issuance costs - prior facility	231	(231)	—	(83)	(83)	(111)
Increase in deferred financing fees	$341	$3,444(6)	$3,785

Bridge Facility fees	$1,208	$11,166(7)	$12,374	$—	$12,374	$12,374
Commitment fee - New Revolving Credit Facility				375	375	500
Commitment fee - prior facility				(171)	(171)	(228)
Total incremental expenses				$49,615	$61,989	$78,527

(1)
On the Acquisition Closing Date, the Bridge Facility was drawn in full to fund the cash portion of the Total Consideration. Because we expect to use the proceeds from the Offering, together with cash on hand, to repay in full and cancel the indebtedness incurred under the Bridge Facility, including accrued and unpaid interest thereon, and to pay fees and expenses incurred in connection therewith, these unaudited pro forma financial statements assume that the Notes are the only long-term indebtedness incurred in connection with the Acquisition. The interest expense on the Notes was calculated using an estimated interest rate of approximately 10.0%. The actual interest rate could be materially different from this estimate based on the final terms of the Offering. A change of 0.125% in the interest rate would increase or decrease interest expense on a pro forma basis by $0.6 million for the nine months ended September 30, 2024, $0.6 million for the nine months ended September 30, 2023 and $0.8 million for the year ended December 31, 2023.

(2)	Recorded as a decrease in other assets.
(3)	Recorded as an increase in cash and cash equivalents.
(4)	Recorded as an increase in long-term debt.
(5)	Recorded as a decrease in cash and cash equivalents.
(6)	Recorded as an increase in other assets.
(7)	Recorded within other assets and accrued and other current liabilities.
(b) Equity Financing
As previously described above, the unaudited pro forma condensed combined financial statements assumed that the Company issued 43.75 million shares of Common Stock, as detailed below:

September 30, 2024
(in thousands)
Issuance of common stock, par value of $0.001 per share	$44
Issuance of common stock, additional paid-in capital	283,894
Pro-forma adjustment to stockholders’ equity	$283,938

In connection with the issuance of equity as described above, the Company incurred equity issuance cost as described below:

	Decrease to additional paid-in capital	Recorded on Balance Sheet As of September 30, 2024	Equity Issuance Costs Net of Amounts Recorded
	(in thousands)
Total equity issuance costs	$1,633	$807(1)	$826(2)

(1)	Reflected as a decrease to other assets, where these costs have been recorded as of September 30, 2024.
(2)	Reflected as an increase to accrued and other current liabilities.

8. Earnings (Loss) per Share
The following unaudited pro forma condensed combined basic and diluted earnings (loss) per share calculations are based on unaudited pro forma net income for the combined company and historical basic and diluted weighted average shares of Outbrain, adjusted to give effect to the issuance of consideration in the form of Common Stock.

	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	Twelve Months Ended December 31, 2023	LTM Period Ended September 30, 2024
	(Dollars in thousands)
Numerator:
Pro-forma net (loss) income attributed to common stockholders - basic	$(26,783)	$(32,951)	$1,584	$7,752
Adjustments related to convertible debt(1)	(4,834)	(14,588)	(13,930)	(4,388)
Pro-forma net (loss) income attributable to common stockholders - diluted	$(31,617)	$(47,539)	$(12,346)	$3,364

Denominator:
Basic weighted average number of common shares outstanding - reported	49,171,414	51,178,127	50,900,422	49,398,887
Common shares issued as part of the Acquisition	43,750,000	43,750,000	43,750,000	43,750,000
Pro-forma weighted average shares - basic	92,921,414	94,928,127	94,650,422	93,148,887
Convertible debt(1)	4,530,511	6,518,095	6,064,877	4,577,753
Restricted stock units	—	—	—	248,567
Pro-forma weighted average shares - diluted	97,451,925	101,446,222	100,715,299	97,975,207
Pro forma net (loss) income per common share:
Basic	$(0.29)	$(0.35)	$0.02	$0.08
Diluted	$(0.32)	$(0.47)	$(0.12)	$0.03

(1)
The Company uses the if-converted method to calculate the dilutive impact of the Convertible Notes, which assumes share settlement as of the beginning of the period if the effect is more dilutive than cash settlement.

The following potentially dilutive weighted-average shares have been excluded from the calculation of diluted net loss per share for each period presented because they are anti-dilutive:

	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	Twelve Months Ended December 31, 2023	LTM Period Ended September 30, 2024
Options to purchase common stock	2,337,331	2,562,276	2,523,643	2,355,347
Warrants	188,235	188,235	188,235	188,235
Restricted stock units	3,854,406	3,158,901	3,275,430	1,629,047
Performance-based stock units	492,353	38,571	51,534	391,215
Total shares excluded from diluted loss per share	6,872,325	5,947,983	6,038,842	4,563,844